CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 17, 2006 (except for Note 8(a)(1) and 8(a)(5) as to which the date is June 22, 2006 and Note 13, as to which the date is March 22, 2006), in Amendment No. 8 to the Registration Statement (Form S-1 No. 333-131937) and related Prospectus of Wintegra, Inc. dated June 26, 2006.

/s/ Kost, Forer, Gabbay & Kasierer
KOST FORER, GABBAY & KASIERER
A member of Ernst & Young Global

Tel Aviv, Israel
June 26, 2006